EX-99.906CERT

CERTIFICATIONS

Harry A. Papp, Principal Executive Officer, and Angela A. Simmons, Principal Financial Officer, of Papp Investment Trust (the “Registrant”), each certify to the best of his or her knowledge that:

1.	The Registrant’s periodic report on Form N-CSR for the period ended May 31, 2026 (the “Form N-CSR”) fully complies with the requirements of section 13(a) or section 15(d) of the Securities Exchange Act of 1934, as amended; and

2.	The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

PRINCIPAL EXECUTIVE OFFICER	PRINCIPAL FINANCIAL OFFICER

Papp Investment Trust	Papp Investment Trust

/s/ Harry A. Papp	/s/ Angela A. Simmons
Harry A. Papp, President and Principal Executive Officer	Angela A. Simmons, Treasurer and Principal Financial Officer

Date: July 31, 2026	Date: July 31, 2026

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to Papp Investment Trust and will be retained by Papp Investment Trust and furnished to the Securities and Exchange Commission or its staff upon request.

This certification is being furnished to the Securities and Exchange Commission solely pursuant to 18 U.S.C. 1350 and is not being filed as part of the Form N-CSR filed with the Commission.